Exhibit 10.2

SCHEDULE A

REVOLVING COMMITMENTS AND TERM A LOANS
AFTER GIVING EFFECT TO THE REALLOCATION

Lender	Revolving Commitment		Term A Loan
Bank of America, N.A.		$83,636,363.62	$19,133,387.63
Deutsche Bank AG New York Branch		$115,000,000.00	--
Wells Fargo Bank, National Association		$83,636,363.64	$19,133,387.28
Fifth Third Bank, National Association		$83,636,363.64	$19,133,387.28
JPMorgan Chase Bank, N.A.		$100,000,000.00	--
Truist Bank (as successor by merger to SunTrust Bank)		$88,682,824.46	$21,317,175.54
Barclays Bank PLC		$100,000,000.00	--
BNP Paribas		$85,000,000.00	--
Capital One, National Association	$	~~85,000,000.00~~ 65,875,000.00	$13,201,476.63
U.S. Bank National Association	$	~~65,875,000.00~~ 61,818,181.82	$14,142,068.81
Crédit Agricole Corporate and Investment Bank		$65,875,000.00	$5,884,801.87
Citizens Bank, N.A.		$61,818,181.82	$5,000,000.00
KeyBank National Association		$38,750,000.00	$7,765,574.50
First Hawaiian Bank		--	$6,100,500.29
Franklin Investors Securities Trust – Franklin Floating Rate Daily Access Fund		--	$4,096,633.00
Franklin Floating Rate Mater Trust – Franklin Floating Rate Master Series		--	$1,969,964.30
Franklin Templeton Series II Funds Franklin Floating Rate II Fund		--	$550,697.30
Octagon Joint Credit Trust Series I		--	$1,617,560.87
Total:		$1,033,728,279.00	$139,046,615.30